UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on August 22, 2018 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 29, 2018 (the “Merger Agreement”), by and among Prologis, Inc. (“Prologis”), Prologis, L.P. (“Prologis OP” and, together with Prologis, the “Prologis Parties”), DCT Industrial Trust Inc. (“DCT”) and DCT Industrial Operating Partnership LP (“DCT Partnership” and, together with DCT, the “DCT Parties”). Pursuant to the Merger Agreement, effective as of August 22, 2018, (a) DCT Partnership merged with and into Prologis OP, with Prologis OP surviving such merger (the “Partnership Merger”) and (b) immediately following the Partnership Merger, DCT merged with and into Prologis, with Prologis surviving such merger (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). The following events took place in connection with the consummation of the Mergers:

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 22, 2018, the Mergers were consummated pursuant to the terms of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of DCT (“DCT Common Stock”) issued and outstanding as of immediately prior to the Company Merger Effective Time (other than DCT Common Stock owned by any of the DCT Parties or any of DCT’s wholly-owned subsidiaries and each share of DCT Common Stock owned by any of the Prologis Parties or any of their respective wholly-owned subsidiaries) was automatically converted into the right to receive 1.02 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Prologis (“Prologis Common Stock”, and such consideration, the “Merger Consideration”), together with cash in lieu of fractional shares, without interest, but subject to any withholding required under applicable tax law, upon the terms and subject to the conditions set forth in the Merger Agreement. Approximately 96,212,000 shares of Prologis Common Stock were issued in connection with the Company Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each issued and outstanding common unit of limited partnership interest in DCT Partnership (“Partnership OP Unit”) (including any Partnership OP Unit issued upon the conversion of limited partnership interests in DCT Partnership granted under the company equity incentive plan and designated as an “LTIP Unit” under the amended and restated agreement of limited partnership of DCT Partnership (“Company LTIP Units”)) immediately prior to the Partnership Merger Effective Time was automatically converted into a number of new validly issued limited partnership interests in Prologis OP (“New OP Units”) in an amount equal to the Exchange Ratio, and each holder of New OP Units was admitted as a limited partner of Prologis OP as of the Partnership Merger Effective Time in accordance with the terms of the Prologis OP partnership agreement. Any fractional New OP Unit that would otherwise have been issued to any holder of Partnership OP Units was rounded up to the nearest whole number and the holders of Partnership OP Units are not entitled to any further consideration with respect thereto. Approximately 3,557,000 New OP Units were issued in connection with the Partnership Merger.

In accordance with the terms of the Merger Agreement, (a) immediately prior to the Partnership Merger Effective Time, each issued and outstanding (i) unvested Company LTIP Units automatically fully vested in accordance with the applicable existing award agreements and (ii) each vested Company LTIP Unit was automatically converted into a Partnership OP Unit pursuant to the amended and restated agreement of limited partnership of DCT Partnership, (b) immediately prior to the Company Merger Effective Time, each share of DCT Common Stock subject to a restricted stock award fully vested in accordance with the applicable existing award agreements and was cancelled and, at the Company Merger Effective Time, converted automatically into the right to receive the Merger Consideration in respect of each such share of DCT Common Stock, (c) at the Company Merger Effective Time, each phantom share of DCT Common Stock outstanding immediately prior to the Company Merger Effective Time fully vested in accordance with the applicable existing award agreements and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of DCT Common Stock underlying such phantom share, and (d) at the Company Merger Effective Time, each outstanding and unexercised option to purchase DCT Common Stock granted under DCT’s equity incentive plan fully vested and terminated and converted into the right to receive a number of shares of Prologis Common Stock, rounded down to the nearest whole number of shares, equal to (x) 1.02 multiplied by (y) the number of shares of DCT Common Stock obtained by (i) multiplying (A) the number of shares of DCT Common Stock that were subject to such option immediately prior to the company merger effective time by (B) the excess, if any, of the fair market value of a share of DCT Common Stock determined immediately prior to the Company Merger Effective Time over the per share exercise price of such option, and (ii) dividing the resulting amount determined under (i) by the fair market value of a share of DCT Common Stock determined immediately prior to the Company Merger Effective Time.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Mergers, the Prologis Parties and the DCT Parties executed the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated October 9, 2013 (the “Base Indenture”), and the First Supplemental Indenture, dated March 16, 2017 (the “First Supplemental Indenture” and, the Base Indenture as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), relating to DCT Partnership’s 4.500% Senior Notes due 2023 (the “Notes”). Pursuant to the terms of the Second Supplemental Indenture, Prologis OP agreed to assume the payment of the principal of and interest on the Notes and to perform and observe all of the covenants and conditions in the Indenture and to be substituted for DCT Partnership as the issuer under the Indenture. Furthermore, pursuant to the terms of the Second Supplemental Indenture, Prologis agreed to assume, as guarantor, the payment of the principal of and interest on the Notes and to perform and observe all of the covenants and conditions in the Indenture and to be substituted for DCT as the guarantor under the Indenture. As of the Closing Date, the outstanding principal amount of the Notes was approximately $325 million. Additionally, on the Closing Date, Prologis notified the holders of the Notes that all of the Notes will be redeemed on September 21, 2018. The foregoing descriptions of the Indenture and Second Supplemental Indenture do not purport to be complete and are qualified in their entirety by the full text of the Indenture and Second Supplemental Indenture, which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Mergers, the Prologis Parties delivered Assumption Agreements (the “Assumption Agreements”) to the holders of several series of DCT Partnership’s privately placed notes (the “DCT Private Notes”). The DCT Private Notes have maturity dates ranging between 2019 and 2028 and interest rates ranging from 3.75% to 6.95% and the aggregate outstanding principal balance of the DCT Private Notes is approximately $604 million. Pursuant to the Assumption Agreements, the Prologis Parties have agreed to assume the due and punctual performance and observance of each covenant and condition of the DCT Parties with respect to the DCT Private Notes. Additionally, on the Closing Date, Prologis notified the holders of the DCT Private Notes that all of the DCT Private Notes will be redeemed on September 21, 2018.

On the Closing Date, upon the consummation of the Mergers, the Prologis Parties succeeded to the obligations of the DCT Parties under the Second Amended and Restated Credit and Term Loan Agreement, dated as of April 8, 2015 (the “DCT Line of Credit”), among DCT Partnership, DCT, as guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent. The DCT Line of Credit was repaid in full and terminated on the Closing Date following the consummation of the Mergers.

On the Closing Date, upon the consummation of the Mergers, the Prologis Parties succeeded to the obligations of the DCT Parties under the Term Loan Agreement (the “DCT Term Loan”), dated as of December 10, 2015, among DCT Partnership, DCT, as guarantor, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. The DCT Term Loan was repaid in full and terminated on the Closing Date following the consummation of the Mergers.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.03 with respect to the Second Supplemental Indenture is incorporated herein by reference.

Item 5.02. Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Company Merger Effective Time, Prologis expanded the board of directors of Prologis from 11 members to 12 members and Philip L. Hawkins, President and Chief Executive Officer of DCT, was appointed as a director as of the Company Merger Effective Time.

Prologis expects to pay annual compensation to Mr. Hawkins equal to $120,000 in cash.

Item 7.01. Regulation FD Disclosure.

On August 22, 2018, Prologis issued a press release announcing the completion of the Merger. A copy of the press release is furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 7.01 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2018, by and among Prologis, Inc., Prologis, L.P., DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP (incorporated by reference to Exhibit 2.1 to Prologis, Inc’s. and Prologis, L.P.’s Form 8-K filed on April 30, 2018)

4.1	Indenture, dated as of October 9, 2013, among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to DCT Industrial Trust Inc.’s and DCT Industrial Operating Partnership LP’s Form 8-K filed on October 15, 2013)

4.2	First Supplemental Indenture, dated as of March 16, 2017, DCT Industrial Operating Partnership LP, DCT Industrial Trust, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to DCT Industrial Trust Inc.’s and DCT Industrial Operating Partnership LP’s Form 8-K filed on Mach 16, 2017)

4.3	Second Supplemental Indenture, dated as of August 22, 2018, among Prologis, Inc., Prologis, L.P., DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP and U.S. Bank National Association, as Trustee

99.1	Press Release, dated August 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: August 22, 2018	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: August 22, 2018	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel